Exhibit 10.1
August 5, 2005
RadioShack Corporation
300 RadioShack Circle
MS CF3-307
Fort Worth, TX 76102
Attn: Senior Vice President and Chief Financial Officer
               Re: Overnight Share Repurchase
Ladies and Gentlemen:
     SECTION 1 . Initial Shares; Seller’s Initial Hedge.
     (a) Bank of America, N.A. (the “Seller”) will sell to RadioShack Corporation, a Delaware corporation (the “Company”), and the Company will purchase from the Seller for settlement on August 8, 2005 (the “Purchase Date”), 20,000,000 shares (the “Initial Shares”) of common stock, par value $1.00 per share, of the Company (the “Common Stock”) at a purchase price (the “Purchase Price”) equal to the number of the Initial Shares multiplied by $25.01. Such sale shall be effected in accordance with the Seller’s customary procedures.
     (b) In connection with its purchase of the Initial Shares, and in addition to the payment of the Purchase Price, the Company will pay on the Purchase Date a brokerage fee of $0.02 per Initial Share to Banc of America Securities LLC (“BAS”), which is registered as a broker and a dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (c) Following the Purchase Date, the Seller shall establish the Seller’s initial hedge of the price and market risk of the transactions contemplated hereby as a result of the Cap Price (which the parties currently contemplate will consist of approximately 1,650,000 shares of Common Stock established over approximately seven Trading Days) (the “Seller’s Initial Hedge”) (it being understood that the Seller’s Initial Hedge shall not include the sale and purchase of the Initial Shares pursuant to Section 1(a) above). Subject to Section 7(b) below, upon the completion of the Seller’s Initial Hedge, the Seller shall determine the Cap Price, the Hedge Execution Price and the Premium in the manner set forth below based on the Seller’s Initial Hedge, and shall deliver to the Company a supplemental terms notice substantially in the form of Annex C hereto (the “Supplemental Terms Notice”) within two Business Days following the completion of the Seller’s Initial Hedge.
     (d) In addition, in consideration of the terms contained in this Letter Agreement, the Company hereby agrees to pay the Premium to the Seller on the Premium Payment Date specified in the Supplemental Terms Notice, subject to Section 7(b) below.
     SECTION 2. Definitions.
     As used in this Letter Agreement, the following terms shall have the following meanings:
     “Announcement Date” means the date of first public announcement of any corporate event involving the Company or the Common Stock that, in the reasonable determination of the Calculation Agent, is, as of such date, or becomes at any date subsequent to such date but on or prior to the last day of the Averaging Period, a Friendly Transaction, or the first date of public announcement by the Company that the Company is engaged in discussions with another party concerning a potential Friendly Transaction or is considering strategic alternatives that, if consummated, would be or include a Friendly Transaction (as determined by the Calculation Agent in its reasonable discretion).
     “Averaging Period” means the period of consecutive Trading Days commencing on the first Trading Day immediately following the last day of the Hedging Period and ending on the Trading Day on which the Completed Share Amount equals the number of Initial Shares.
     “BAS” has the meaning specified in Section 1(b).
     “Borrow Rebate Rate Shortfall” has the meaning specified in Section 7(c).
     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
     “Calculation Agent” means BAS.
     “Cap Fair Market Value” means the fair market value on the Measurement Date, as determined by the Calculation Agent, of a call option, written by the Seller, with a settlement amount equal to the excess, if any, of the product of 0.75 and the Repurchase Cost (calculated without regard to the proviso to the definition thereof) over the product of 15,000,000 and the Cap Price, and a settlement date equal to the date that the Calculation Agent, in its good faith reasonable discretion, as of the Measurement Date, expects will be the last day of the Averaging Period.
     “Cap Price” means the price per share specified as such in the Supplemental Terms Notice, which shall equal 120% of the Hedge Execution Price.
     “Common Stock” has the meaning specified in Section 1(a).
     “Company” has the meaning specified in Section 1(a).
     “Completed Share Amount” means, for any Trading Day, the sum of the Daily Share Amounts for such Trading Day and each prior Trading Day in the Averaging Period.
     “Corporate Event” means a corporate event involving the Company or the Common Stock, including without limitation a stock split, stock dividend, bankruptcy, insolvency, reorganization, rights offering, recapitalization, spin-off or issuance of any securities convertible or exchangeable into shares of Common Stock; provided that Corporate Event excludes cash dividends on the Common Stock and any Merger Event or Tender Offer.
     “Daily Average Price” means (i) for any Trading Day in the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, the Reported VWAP for such Trading Day or (ii) if the Settlement Amount is less than zero, for any Trading Day in the Valuation Period, the dollar volume weighted average price per share of Common Stock for that Trading Day based on transactions executed by the Seller or its designated affiliate during that Trading Day in connection with the settlement of this Letter Agreement.
     “Daily Rebate Amount” means, for any day, the product of the Outstanding Notional Amount on such day and the Rebate Rate for such day.

     “Daily Share Amount” means, for any Trading Day, a number as determined by the Seller in its sole discretion, which number shall be not less than 175,000 and not greater than 260,000, subject to Section 3(b).
     “Designee” has the meaning specified in Section 14.
     “Effectiveness Period” has the meaning specified in Section 12(a).
     “Exchange” means, at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock is listed or quoted at such time.
     “Exchange Act” has the meaning specified in Section 1(b).
     “Federal Funds Rate” means, for any day, the rate on such day for Federal Funds, as published by Bloomberg and found by pressing the following letters “FEDSOPEN” followed by pressing the <Index> key and pressing the following letters “HP” followed by pressing the <Go> key; provided that if any such day is not a New York Banking Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the immediately preceding New York Banking Day.
     “Friendly Transaction” means any Merger Event or Tender Offer that is approved, agreed to or recommended by the Company or its then-existing board of directors, or negotiated by the Company or any authorized representative of the Company, including without limitation (i) any transaction involving the merger of the Company with or into any third party and (ii) any transaction in which the Company or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise) and recommends that its shareholders accept such transaction.
     “Hedge Execution Price” means the price per share specified as such in the Supplemental Terms Notice, which shall be equal to the volume weighted average price per share at which the Seller executes the Seller’s Initial Hedge, as determined by the Calculation Agent.
     “Hedging Period” means the period beginning on and including the date hereof and ending on and including the date of completion of the Seller’s Initial Hedge (as determined by the Seller in good faith).
     “Initial Shares” has the meaning specified in Section 1(a).
     “ISDA Definitions” means the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.
     “Make-Whole Payment Shares” has the meaning specified in Section 5(c).
     “Maximum Deliverable Number” means 60,000,000, subject to adjustment pursuant to Section 7(a).
     “Measurement Date” means the tenth Business Day prior to the Announcement Date.
     “Merger Event” has the meaning specified in the ISDA Definitions. For purposes of the ISDA Definitions, the Shares are shares of Common Stock, the Issuer is the Company, the Merger Date shall be deemed to be the Announcement Date and the final Valuation Date shall be deemed to be the last day of the Averaging Period.

     “New York Banking Day” means any day except for a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.
     “Outstanding Notional Amount” means, on any day prior to the Purchase Date, zero (0), and on any day on or following the Purchase Date, the Purchase Price minus the aggregate amount of payments made by the Seller on or prior to such day for settlement of purchases executed by the Seller or its designated affiliate during the Averaging Period pursuant to Section 3(a) (which difference may be negative) (it being understood that any purchases made by the Seller in connection with dynamic hedge adjustments of the Seller’s exposure to the transactions contemplated hereby as a result of the Cap Price shall not be considered in making such calculation).
     “Payment Shares” means Registered Payment Shares, Restricted Payment Shares or Make-Whole Payment Shares.
     “Premium” means the amount specified as such in the Supplemental Terms Notice, which shall be an amount equal to the product of (i) 15,000,000 multiplied by (ii) the Hedge Execution Price multiplied by (iii) 0.0104.
     “Premium Payment Date” means the date specified as such in the Supplemental Terms Notice, which shall be the third Business Day following the completion of the Seller’s Initial Hedge.
     “Private Placement Agreement” has the meaning specified in Section 6(b)(iii).
     “Prospectus” has the meaning specified in Section 6(a)(i).
     “Purchase Date” has the meaning specified in Section 1(a).
     “Purchase Price” has the meaning specified in Section 1(a).
     “Rebate” means the sum of the Daily Rebate Amounts for each day from and including the Purchase Date to but excluding the last day of the Averaging Period.
     “Rebate Rate” means, for any day, the Federal Funds Rate for such day (expressed as a daily rate) minus 80 basis points; provided that if the Outstanding Notional Amount on such day is negative, the Rebate Rate used to calculate the Daily Rebate Amount for such day shall be the Federal Funds Rate (expressed as a daily rate).
     “Refund Shares” has the meaning specified in Section 5(a)(i)(A).
     “Registered Payment Shares” has the meaning specified in Section 5(a)(ii).
     “Registration Statement” has the meaning specified in Section 6(a)(i).
     “Regulation M” means Regulation M under the Exchange Act.
     “Remaining Scheduled Days” means the scheduled number of Trading Days remaining in the Valuation Period as of the time of any suspension of the Valuation Period.
     “Remaining Share Amount” means, for any Trading Day, the number of Initial Shares minus the Completed Share Amount for such Trading Day.

     “Reported VWAP” means, for any Trading Day, the dollar volume weighted average price per share of Common Stock for that Trading Day based on transactions executed during that Trading Day on the Exchange, excluding (i) transactions that do not settle regular way, (ii) opening transactions (regular way) reported in the consolidated system, (iii) transactions effected during the 10 minutes before the scheduled close of trading on the Exchange and 10 minutes before the scheduled close of the primary trading session in the market where the transaction is effected and (iv) transactions on such day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Exchange Act, as reported on Bloomberg Page “RSH.N <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such Trading Day for any reason, as reasonably determined by the Calculation Agent.
     “Repurchase Cost” means the sum of the products, for all Trading Days in the Averaging Period, of (i) the Daily Share Amount for such Trading Day and (ii) the Daily Average Price for such Trading Day; provided, that if such sum is greater than the product of the Cap Price and the number of the Initial Shares, then the Repurchase Cost shall be the sum of (x) the Cap Price multiplied by 15,000,000 plus (y) the Repurchase Cost calculated without regard to this proviso multiplied by 0.25.
     “Requirements” has the meaning specified in Section 3(b).
     “Restricted Payment Shares” has the meaning specified in Section 5(a)(ii).
     “Restricted Share Amount” means the quotient of (i) the absolute value of the Settlement Amount divided by (ii) the Restricted Share Value of a Restricted Payment Share.
     “Restricted Share Value” means, with respect to any Restricted Payment Shares or Make-Whole Payment Shares, 97% of the value thereof per share to the Seller, determined by the Calculation Agent by commercially reasonable means.
     “Rule 10b-18” means Rule 10b-18 under the Exchange Act.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” has the meaning specified in Section 1(a).
     “Seller’s Initial Hedge” has the meaning specified in Section 1(c).
     “Settlement Amount” means an amount equal to (i) the Purchase Price minus (ii) the Repurchase Cost plus (iii) the Rebate, subject to adjustment as provided in Section 7(b).
     “Settlement Balance” has the meaning specified in Section 5(c).
     “Settlement Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close. A Settlement Day “corresponds” to a Trading Day if it is the day for settlement of regular way transactions for equity securities entered into on the Exchange on that Trading Day.
     “Share Amount” means, for any Trading Day, the quotient of (i) the product of (A) the Valuation Fraction multiplied by (B) the absolute value of the Settlement Amount, divided by (ii) 100% of the Daily Average Price for that Trading Day, in the case of Refund Shares pursuant to Section 5(a)(i)(A), or 97% of the Daily Average Price for that Trading Day, in the case of Registered Payment Shares pursuant to Section 5(a)(ii)(A).

     “Supplemental Terms Notice” has the meaning specified in Section 1(c).
     “Tender Offer” has the meaning specified in the ISDA Definitions. For purposes of the ISDA Definitions, the Issuer is the Company.
     “Threshold Borrow Rebate Rate” means, for any day, the Federal Funds Rate for such day minus 20 basis points per annum.
     “Trading Day” means any day (i) other than a Saturday, a Sunday or a day on which the Exchange is not open for business, (ii) during which trading of any securities of the Company on any national securities exchange has not been suspended and (iii) during which there has not been, in the Calculation Agent’s judgment, a material limitation in the trading of Common Stock.
     “Transfer Agreement” has the meaning specified in Section 6(a)(iv).
     “Valuation Fraction” means a fraction, the numerator of which is one and the denominator of which is the number of Trading Days in the Valuation Period.
     “Valuation Period” means, in the case of settlement pursuant to Sections 5(a)(i)(A), 5(a)(ii)(A) or 5(a)(ii)(B), the period commencing (i) on the first Trading Day immediately following the final day of the Averaging Period or (ii) in the case of Registered Payment Shares, if the Seller determines that resale by it of such shares would constitute a distribution for purposes of Regulation M, on the first Trading Day immediately following the applicable “restricted period” (as defined under Regulation M), measuring such restricted period from the final day of the Averaging Period; provided that this delay in commencement of the Valuation Period shall not apply in the event that the Registered Payment Shares constitute “excepted securities” as defined in Rule 101(c) of Regulation M. The number of Trading Days in the Valuation Period shall be determined by the Seller in its discretion and notified to the Company by the Seller prior to the commencement of the Valuation Period. Without limiting the generality of Section 3(b), in the case of settlement pursuant to Section 5(a)(i)(A), the number of Trading Days in the Valuation Period shall be a number of Trading Days that the Seller reasonably expects, based on information provided to the Seller by the Company and readily available market information, will result in Share Amounts for each Trading Day during the Valuation Period that will be less than or equal to the maximum number of shares of Common Stock that the Company could have purchased on such Trading Day in compliance with the conditions set forth in Rule 10b-18. If the Valuation Period is suspended by the Seller pursuant to Section 3(b), at the end of such suspension the Seller shall determine the number of Trading Days remaining in the Valuation Period, which number shall not exceed the Remaining Scheduled Days as of the time of such suspension. For the avoidance of doubt, if the Company elects either to receive a cash payment pursuant to Section 5(a)(i)(B) or make a cash payment pursuant to Section 5(a)(ii)(C), there will be no Valuation Period.
     SECTION 3. Seller Purchases.
     (a) The Initial Shares may be sold short to the Company. It is understood that during the Averaging Period the Seller shall purchase shares of Common Stock in connection with this Letter Agreement, which shares may be used to cover all or a portion of such short sale and, if the Settlement Amount is greater than zero, during the Valuation Period the Seller will purchase shares of Common Stock to fulfill its obligations to deliver Refund Shares to the Company pursuant to Section 5(a)(i)(A). Such purchases will be conducted independently of the Company. The timing of such purchases by the Seller, the number of shares purchased by the Seller on any day, the price paid per share of Common Stock pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of the Seller. The

Seller shall effect such purchases of Common Stock (it being understood that for these purposes such purchases shall not be deemed to include any purchases made by the Seller in connection with dynamic hedge adjustments of the Seller’s exposure to the transactions contemplated hereby as a result of any equity optionality contained in such transactions) in a manner that would, if the Seller were the Company or an affiliated purchaser of the Company, be subject to the safe harbor provided by Rule 10b-18(b) or otherwise in a manner that the Seller reasonably believes is in compliance with applicable requirements. For this reason, the Company shall, at least one day prior to the first day of the Averaging Period, notify the Seller of the total number of shares of Common Stock purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for the Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Averaging Period and during the calendar week in which the first day of the Averaging Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix B hereto. It is the intent of the parties that this transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that (i) this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) and (ii) they shall take no action that results in this transaction not so complying with such requirements. Without limiting the generality of the preceding sentence, the Company acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether the Seller effects any purchases of Common Stock in connection with this Letter Agreement, (B) from the date hereof until the end of the Valuation Period, if any, neither the Company nor its executive officers or employees shall, directly or indirectly, communicate any information regarding the Company or the Common Stock to any employee of the Seller or its affiliates involved in trading the Common Stock in connection with the transactions contemplated hereby (other than general communications and press releases not directly targeted to such individuals), who currently include the individuals specified in Annex A hereto (which Annex shall be updated from time to time by the Seller in writing), (C) the Company is entering into this Letter Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) the Company will not alter or deviate from this Letter Agreement or enter into or alter a corresponding hedging transaction with respect to the Common Stock. The Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Letter Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification, waiver or termination shall be made at any time at which the Company or any executive officer or director of the Company is aware of any material nonpublic information regarding the Company or the Common Stock.
     (b) In the event that the Seller, in its discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by the Seller, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act, “Requirements”), for the Seller to refrain from purchasing Common Stock or to purchase fewer than the otherwise applicable minimum Daily Share Amount of Common Stock on any Trading Day during the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, then the Seller may, in its discretion, elect that the minimum Daily Share Amount shall be reduced for such day to an amount determined by the Seller in its discretion as appropriate with regard to any Requirements. The Seller shall notify the Company upon the exercise of the Seller’s rights pursuant to this Section 3(b) and shall subsequently notify the Company on the day the Seller believes that the circumstances giving rise to such exercise have changed.

     (c) The Company shall not engage in any action that would cause Regulation M to be applicable to any purchases of Common Stock by the Company or any of its affiliated purchasers (as defined in Regulation M) during the Averaging Period and, if the Settlement Amount is greater than zero and there is a Valuation Period, the Valuation Period. The parties acknowledge that under Rule 102 of Regulation M, as in effect on the date hereof, the Company may make distributions (as defined in Regulation M) of shares of Common Stock pursuant to a plan (as defined in Regulation M) without breaching this covenant if such distribution complies with the requirements set forth in paragraph (c) of Rule 102 of Regulation M.
     (d) The Company shall (i) notify the Seller prior to the opening of trading in the Common Stock on any day on which the Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization (other than any recapitalization transactions contemplated by or related to this Letter Agreement that have been disclosed to the Seller, which transactions the Company acknowledges and agrees would not require the Company to comply with the requirements of Rule 10b-18(a)(13)(iv)(B) in order to purchase shares of Common Stock subject to the safe harbor provided by Rule 10b-18 prior to the completion of such transactions) relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify the Seller following any such announcement that such announcement has been made, and (iii) promptly deliver to the Seller following the making of any such announcement a certificate indicating (A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Company shall promptly notify the Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. The Company acknowledges that any such public announcement may cause the minimum Daily Share Amount on any Trading Day to be reduced pursuant to Section 3(b). Accordingly, the Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 3(a).
     SECTION 4. Company Purchases.
     Without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, the Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the period beginning on, and including, the Purchase Date and ending on, and including, the date all payments or deliveries of shares pursuant to Section 5 below have been made; provided that purchases of shares of Common Stock effected by or for a plan of the Company by an agent independent of the issuer that satisfy the requirements of Rule 10b-18(a)(13)(ii) (“plan” and “agent independent of the issuer” each being used as defined in Rule 10b-18) shall not be subject to the requirements of this sentence. During such time, any purchases of Common Stock (or any security convertible into or exchangeable for shares of Common Stock) by the Company shall be made through BAS, which is an affiliate of the Seller, pursuant to a letter substantially in the form of Appendix A hereto and subject to such conditions as the Seller shall impose, and shall be in compliance with Rule 10b-18 or otherwise in a manner that the Company and the Seller believe is in compliance with applicable requirements (including, without limitation, Rule 10b-5, Regulation 13D-G and Regulation 14E under the Exchange Act).

     SECTION 5. Purchase Price Adjustment and Settlement.
     (a) After the expiration of the Averaging Period,
     (i) if the Settlement Amount is greater than zero, as an adjustment to the Purchase Price, the Company shall elect either for
     (A) the Seller to transfer to the Company, for no additional consideration, a number of shares of Common Stock equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Refund Shares”) in the manner provided in Section 5(b), or
     (B) the Seller to make a cash payment to the Company in immediately available funds in an amount equal to the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period, and
     (ii) if the Settlement Amount is less than zero, as an adjustment to the Purchase Price, the Company shall elect to
     (A) transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will be registered for resale in the manner set forth in Section 6(a), equal to the sum of the Share Amounts for each of the Trading Days in the Valuation Period (the “Registered Payment Shares”) in the manner provided in Section 5(b),
     (B) transfer to the Seller, for no additional consideration, a number of shares of Common Stock, which will not be registered for resale, equal to the Restricted Share Amount (the “Restricted Payment Shares”) on the Settlement Day corresponding to the last Trading Day of the Averaging Period in the manner provided in Section 5(b), and any Make-Whole Payment Shares as provided in Section 5(c), or
     (C) make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the Settlement Day corresponding to the last Trading Day of the Averaging Period.
The Company shall give written notice to the Seller not later than 10 Trading Days prior to the then scheduled last Trading Day of the Averaging Period of the Company’s election, if the Settlement Amount is greater than zero, for the Seller to deliver Refund Shares or make a cash payment or, if the Settlement Amount is less than zero, for the Company to deliver Registered Payment Shares, to deliver Restricted Payment Shares or to make a cash payment. Once made, such election will be irrevocable. If the Company fails to make such an election by the election deadline, the Company shall have been deemed to have elected to receive or deliver, as the case may be, a cash payment. If the Company elects to deliver Registered Payment Shares or Restricted Payment Shares pursuant to this Section 5(a)(ii), the Calculation Agent shall have the right to adjust the Settlement Amount to compensate the Seller for its cost of funds at Federal Funds Rate during the Valuation Period.
     (b) Delivery of Refund Shares, Registered Payment Shares or Restricted Payment Shares shall be made as follows:

     (i) if Refund Shares are to be transferred to the Company, the Seller shall deliver the shares to the Company on the fourth Settlement Day following the last day of the Valuation Period,
     (ii) if Registered Payment Shares are to be transferred to the Seller, on each Settlement Day corresponding to each Trading Day in the Valuation Period, the Company shall deliver to the Seller a number of Registered Payment Shares equal to the Share Amount for such Trading Day, and if the Share Amount for any Trading Day during the Valuation Period includes fractional shares, in lieu of delivering the fractional shares, the Company or the Seller (as the case may be) shall deliver cash to the Seller or the Company, as the case may be, in an amount based on the closing price of the Common Stock on the Exchange on that Trading Day, and
     (iii) if Restricted Payment Shares are to be transferred to the Seller, on the Settlement Day corresponding to the last Trading Day in the Averaging Period, the Company shall deliver to the Seller a number of Restricted Payment Shares equal to the Restricted Share Amount, and the Company shall deliver any additional Make-Whole Payment Shares as provided in Section 5(c).
     (c) If Restricted Payment Shares are delivered in accordance with Section 5(b)(iii), on the last Trading Day of the Averaging Period a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Settlement Amount. Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Seller shall sell all such Restricted Payment Shares or Make-Whole Payment Shares in a commercially reasonable manner. At the end of each Trading Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to 97% of the aggregate proceeds received by Seller upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares. If, on any Trading Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, the Company shall (i) deliver to Seller or as directed by Seller on the Settlement Day corresponding to such Trading Day an additional number of Shares (the “Make-Whole Payment Shares”) equal to (x) the Settlement Balance as of such Trading Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance. This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number.
     SECTION 6. Payment Shares.
     (a) The Company may only deliver Registered Payment Shares pursuant to Section 5(a)(ii) subject to satisfaction of the following conditions:
     (i) a registration statement covering public resale of the Registered Payment Shares by the Seller (the “Registration Statement”) shall have been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act on or prior to the last Trading Day of the Averaging Period, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Payment Shares (including any prospectus supplement thereto, the “Prospectus”) shall have been delivered to the Seller, in such quantities as the Seller shall reasonably have requested, on or prior to the last Trading Day of the Averaging Period;

     (ii) the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be satisfactory to the Seller;
     (iii) the Seller and its agents, including BAS, shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for underwritten offerings of equity securities and the results of such investigation are satisfactory to the Seller, in its discretion; and
     (iv) as of the last Trading Day of the Averaging Period, an agreement (the “Transfer Agreement”) shall have been entered into with the Seller in connection with the public resale of the Registered Payment Shares by the Seller substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to the Seller, which Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates.
If the Settlement Amount is less than zero and the Company has elected to deliver Registered Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period, the Company shall, in lieu of delivery of Registered Payment Shares, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount on the second Settlement Day following the end of the Averaging Period and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with due diligence and otherwise in connection with the anticipated delivery of the Registered Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.
     (b) The Company may only deliver Restricted Payment Shares pursuant to Section 5(a)(ii) and Make-Whole Payment Shares pursuant to Section 5(c) subject to satisfaction of the following conditions:
     (i) all Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to the Seller (or any affiliate of the Seller designated by the Seller) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;
     (ii) BAS, the Seller and any potential purchaser of any such shares from the Seller (or any affiliate of the Seller designated by the Seller) identified by BAS or the Seller shall have been afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all relevant financial and other records, pertinent corporate documents and other information reasonably requested by them); and
     (iii) an agreement (a “Private Placement Agreement”) shall have been entered into between the Company and the Seller (or any affiliate of the Seller designated by the Seller) in connection with the private placement of such shares by the Company to the Seller (or any such affiliate) and the private resale of such shares by the Seller (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to the Seller, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by the Company of all fees and expenses in connection with such resale, including all fees and expenses of counsel for the Seller, and shall contain representations, warranties and agreements of the Company reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.
If the Settlement Amount is less than zero and the Company has elected to deliver Restricted Payment Shares and any of the above conditions is not satisfied as of the last Trading Day of the Averaging Period and on each date when any Make-Whole Payment Shares are to be delivered, the Company shall, in lieu of delivery of the Restricted Payment Shares or such Make-Whole Payment Shares, as the case may be, make a cash payment to the Seller in immediately available funds in an amount equal to the absolute value of the Settlement Amount or the then remaining Settlement Balance, as the case may be, in either case on the second Settlement Day following the date when such delivery would have otherwise been required and shall reimburse the Seller for all reasonable out-of-pocket expenses it incurs in connection with the anticipated delivery of the Restricted Payment Shares or the Make-Whole Payment Shares, including, without limitation, the reasonable fees and expenses of outside counsel to the Seller incurred in connection thereof.
     (c) If the Company elects to deliver Restricted Payment Shares pursuant to Section 5(a)(ii)(B) above, the Company shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by the Company to the Seller or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to the Seller for resales of Restricted Payment Shares and Make-Whole Payment Shares by the Seller.
     (d) If the Settlement Amount is less than zero and the Company elects to deliver Registered Payment Shares pursuant to Section 5(a)(ii)(A) or Restricted Payment Shares pursuant to Section 5(a)(ii)(B), then, if necessary, the Company shall use its best efforts to cause the number of authorized but unissued shares of Common Stock to be increased to an amount sufficient to permit the Company to fulfill its obligations under Section 5 above.
     (e) The Company expressly agrees and acknowledges that the public disclosure of all material information relating to the Company is within the Company’s control.
     (f) Notwithstanding the provisions of Section 5(a) above, if the Company has elected to deliver any Payment Shares hereunder, the Company shall not be required to deliver more than the Maximum Deliverable Number of shares of Common Stock as Payment Shares hereunder.
     SECTION 7. Adjustment of Terms.
     (a) In the event of any Corporate Event or the announcement by the Company of any such Corporate Event, then the terms of the transaction (including, without limitation, the number of Trading Days in the Averaging Period, any Daily Average Price, any Daily Share Amount, the Cap Price and the Settlement Amount) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances (including, without limitation, adjustments to account for changes in the price or volatility of the Common Stock following the announcement of any such corporate event). In the event of a Merger Event, the Calculation Agent shall make appropriate adjustments to any such terms of the transaction to account for such Merger Event (which, for the avoidance of doubt, will not include adjustments to account for changes in the price or volatility of the Common Stock relating to such Merger Event).

     (b) In the event that the Seller determines, in its reasonable discretion, that, after its exercise of commercially reasonable efforts, it is unable or it is impracticable to establish, re-establish, substitute or maintain a borrowing of shares of Common Stock in respect of the transactions contemplated by this Letter Agreement then, in each case, the terms of the transaction other than the Cap Price (including, without limitation, the number of Trading Days in the Averaging Period, any Daily Average Price, any Daily Share Amount and the Settlement Amount) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances (which, for the avoidance of doubt, will not include adjustments to account for changes in the price or volatility of the Common Stock relating to such event).
     (c) In the event that the Seller determines, in its reasonable discretion, that it is unable to borrow Common Stock at a rebate rate greater than or equal to the Threshold Borrow Rebate Rate, then, for each day that such inability exists, the Rebate Rate for such day shall be decreased by the excess of the Threshold Borrow Rebate Rate over the actual per annum rebate rate at which the Seller is able to borrow Common Stock on such day (such excess, the “Borrow Rebate Rate Shortfall”); provided that if the Outstanding Notional Amount on such day is negative, the Rebate Rate for such day shall instead be increased by the Borrow Rebate Rate Shortfall.
     (d) In the event that the Calculation Agent determines that an Announcement Date has occurred, then, in addition to adjustments effected pursuant to Section 7(a), (b) or (c), if any, (i) the definition of Repurchase Cost shall be amended by deleting the proviso thereto, effective as of the Announcement Date, and (ii) if the Announcement Date occurs during the Averaging Period, the Settlement Amount shall be increased by an amount equal to the forward value on the last day of the Averaging Period of the Cap Fair Market Value, as determined by the Calculation Agent. In addition, in the event that the Calculation Agent determines prior to the date the Supplemental Terms Notice is executed that the Announcement Date for a Friendly Transaction has occurred, then the parties shall not be obligated to execute the Supplemental Terms Notice and the Company shall not be obligated to pay the Premium to the Seller.
     (e) Notwithstanding the authority provided to the Calculation Agent in subsections (a), (b), (c) and (d) of this Section 7, in the event of a corporate event (such as certain reorganizations, mergers, or other similar events) in which all holders of Common Stock may receive consideration other than the common equity securities of the continuing or surviving entity, the adjustments referred to in such subsections shall permit the Company to satisfy its settlement obligations hereunder by delivering the consideration received by holders of Common Stock upon such corporate event, in such proportions as in the exercise of its good faith judgment the Calculation Agent deems appropriate under the circumstances.
     SECTION 8. Governing Law.
     THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.
     SECTION 9. Assignment and Transfer.
     The rights and duties under this Letter Agreement may not be assigned or transferred by the Company or the Seller without the prior written consent of the other party; provided that the Seller may assign any of its rights or duties hereunder to any of its affiliates without the prior written consent of the Company.

     SECTION 10. No Condition of Confidentiality.
     The Seller and the Company hereby acknowledge and agree that the Seller has authorized the Company to disclose this Letter Agreement and the transactions contemplated hereby to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and the Seller hereby waives any and all claims to any proprietary rights with respect to this Letter Agreement and the transactions contemplated hereby, and authorizes the Company to use any information that the Company receives or has received with respect to this Letter Agreement and the transactions contemplated hereby in any manner.
     SECTION 11. Calculations.
     The Calculation Agent shall make all calculations in respect of this Letter Agreement.
     SECTION 12. Representations, Warranties and Agreements of the Company.
     The Company represents and warrants to, and agrees with, the Seller as follows:
     (a) The Company shall cause the Registration Statement, if any, to remain effective under the Securities Act for a period (the “Effectiveness Period”) of 30 days immediately following the date any Registered Payment Shares are delivered to the Seller pursuant to Section 5(a)(ii).
     (b) The Company acknowledges and agrees that it is not relying, and has not relied, upon the Seller or any affiliate of the Seller with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof. The Company further acknowledges and agrees that neither the Seller nor any affiliate of the Seller has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby. The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks.
     (c) The Company has all corporate power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby. This Letter Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     (d) If Payment Shares are delivered pursuant to Section 5(a)(ii), such Payment Shares, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.
     (e) The Company is not entering into this Letter Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities.
     (f) The Company is not entering into this Letter Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

     (g) The execution and delivery by the Company of, and the compliance by the Company with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the ability of the Company to perform its obligations under this Letter Agreement.
     (h) On the Purchase Date and on each day to and including the final day of the Valuation Period (i) the assets of the Company at their fair valuation exceed the liabilities of the Company, including any contingent liabilities known to the Company as of the date hereof, (ii) the capital of the Company is adequate to conduct the business of the Company and (iii) the Company has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
     (i) No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties is required for the execution and delivery by the Company of, and the compliance by the Company with all the terms of, this Letter Agreement or the consummation by the Company of the transactions contemplated hereby.
     (j) The Company has made, and shall use its best efforts during the Averaging Period and the Valuation Period (if any) to make, all filings required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the transactions contemplated hereby.
     (k) As of the date hereof and as of the date, if any, that the Company elects to transfer any Payment Shares to the Seller or for the Seller to transfer any Refund Shares to the Company, (i) none of the Company and its executive officers and directors is aware of any material nonpublic information regarding the Company or the Common Stock and (ii) all reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (l) In the event that the Seller or the Calculation Agent or any of their affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Letter Agreement, the Company shall reimburse the Seller or the Calculation Agent or such affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold the Seller or the Calculation Agent or such affiliate harmless against any losses, claims, damages or liabilities to which the Seller or the Calculation Agent or such affiliate may become subject in connection with any such action, proceeding or investigation, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or the Calculation Agent or such affiliate results from the gross negligence, bad faith or willful misconduct of the Seller or the Calculation Agent or a breach by the Seller or the Calculation Agent of any of its covenants or obligations hereunder. If for any reason the foregoing indemnification is unavailable to the Seller or the Calculation Agent or such affiliate or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Seller or the Calculation Agent or such affiliate as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Seller or the Calculation Agent or such affiliate on the other hand in the matters contemplated by this Letter Agreement but also the relative fault of the Company and the Seller or the Calculation Agent or such affiliate with respect to such losses, claims, damages or liabilities and any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Seller or the Calculation Agent or such affiliate, on the other hand, shall be in the same proportion as the Purchase Price bears to the brokerage fee referred to in Section 1(b). The reimbursement, indemnity and contribution obligations of the Company under this Section 12(l) shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of the Seller or the Calculation Agent and their affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Seller or the Calculation Agent, any such affiliate and any such person. The Company also agrees that neither the Seller, the Calculation Agent nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Company for or in connection with any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, bad faith or willful misconduct of the Seller or the Calculation Agent or a breach by the Seller or the Calculation Agent of any of its covenants or obligations hereunder. The foregoing provisions shall survive any termination or completion of this Letter Agreement.
     (m) For the avoidance of doubt, the parties agree that the commissions incorporated in the definitions of Share Amount and Restricted Share Value and in Section 5(c) above are commercially reasonable fees for BAS’s activities in connection with Settlement under Section 5.
     (n) On each date during the Averaging Period on which the Company pays an ordinary cash dividend to holders of Common Stock, the Company shall pay to the Seller, by wire transfer of immediately available U.S. dollars, an amount equal to the product of (i) $0.25 and (ii) the Remaining Share Amount for the third Trading Day immediately preceding the record date for such ordinary cash dividend.
     (o) The Company will not (i) alter the amount per share or frequency of its ordinary cash dividend on the Common Stock or (ii) declare any dividend other than an ordinary cash dividend on the Common Stock, in either case that affects any dividend for which the ex-dividend date occurs from and including the date of this Letter Agreement through and including the last day of the Averaging Period.
     (p) The parties hereto agree and acknowledge that the Seller is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that this Letter Agreement is either (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, in which case each payment and delivery pursuant to Section 5 is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and that the Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code, or (ii) a “swap agreement,” as such term is defined in Section 101(53B)

of the Bankruptcy Code, in which case each party is a “swap participant,” as such term is defined in Section 101(53C) of the Bankruptcy Code, and that the Seller is entitled to the protections afforded by, among other sections, Section 362(b)(17), 546(g) and 560 of the Bankruptcy Code.
     (q) The Company accepts and agrees to be bound by the contractual terms and conditions as set forth in the Supplemental Terms Notice. Upon receipt by the Company of the Supplemental Terms Notice, the Company shall promptly execute and return such Supplemental Terms Notice to the Seller; provided that the Company’s failure to so execute and return the Supplemental Terms Notice shall not affect the binding nature of the Supplemental Terms Notice, and the terms set forth therein shall be binding on the Company to the same extent, and with the same force and effect, as if the Company had executed a written version of the Supplemental Terms Notice.
     (r) The Company and the Seller agree and acknowledge that (i) the transactions contemplated by this Letter Agreement will be entered into in reliance on the fact that this Letter Agreement and the Supplemental Terms Notice form a single agreement between the Company and the Seller, and the Seller would not otherwise enter into such transactions, (ii) this Letter Agreement, as supplemented by the Supplemental Terms Notice, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) the Supplemental Terms Notice, regardless of whether the Supplemental Terms Notice is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Letter Agreement constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Letter Agreement, as supplemented by the Supplemental Terms Notice.
     (s) The Company and the Seller further agree and acknowledge that this Letter Agreement, as supplemented by the Supplemental Terms Notice, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
     SECTION 13. Notices.
     Unless otherwise specified, notices under this contract may be made by telephone, to be confirmed in writing to the address below. Changes to the notice information below must be made in writing.

(a)	If to the Company:

RadioShack Corporation
300 RadioShack Circle
MS CF3-307
Fort Worth, TX 76102
Attn: Senior Vice President and Chief Financial Officer
Telephone: (817) 425-2223
Facsimile: (817) 415-3073

with a copy to:

RadioShack Corporation
300 RadioShack Circle
MS CF4-101
Fort Worth, TX 76102

Attn: Vice President – Law, Corporate Secretary and Acting General Counsel
Telephone: (817) 425-2181
Facsimile: (817) 415-6593

(b)	If to the Seller:

Bank of America, N.A.
Equity Derivatives Group
c/o Banc of America Securities LLC
9 W. 57th Street
New York, NY 10019
Attn: Christopher Hutmaker
Telephone: (212) 583-8173
Facsimile: (212) 583-8457
     SECTION 14. Designation of Affiliate for Transactions in Common Stock.
     The Seller may designate any of its affiliates (the “Designee”) to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver or take delivery of, as the case may be, any shares of Common Stock in respect of the transactions contemplated by this Letter Agreement, and the Designee may assume such obligations and the obligations of the Seller under this Letter Agreement with respect to such shares of Common Stock. Such designation shall not relieve the Seller of any of its obligations hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations of the Seller hereunder, then the Seller shall be discharged of its obligations to the Company to the extent of such performance. In addition, the parties acknowledge and agree that every time that the Seller is described in this Letter Agreement as buying, selling or otherwise transacting with third parties in the Common Stock, such buying, selling or transacting may be conducted by the Seller or one or more of its affiliates.
     SECTION 15. Equity Rights.
     The Seller acknowledges and agrees that this Letter Agreement is not intended to convey to it rights with respect to this transaction that are senior to the claims of common stockholders in the event of the Company’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during the Company’s bankruptcy to any claim arising as a result of a breach by the Company of any of its obligations under this Letter Agreement. For the avoidance of doubt, the parties acknowledge that this Letter Agreement is not secured by any collateral that would otherwise secure the obligations of the Company herein under or pursuant to any other agreement.
     SECTION 16. Supplemental Terms Notice.
     The Seller represents and warrants to, and agrees with, the Company that the information contained in any Supplemental Terms Notice shall be determined by the Seller in good faith and calculated in accordance with the terms set forth in this Letter Agreement.

     Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

		By:	/s/ Eric P. Hambleton

Name: Eric P. Hambleton
Title: Authorized Signatory
Acknowledged and agreed to as of the date first above written,

RADIOSHACK CORPORATION

By:	/s/ Martin O. Moad

Name: Martin O. Moad
Title: Vice President – Treasurer

ANNEX A
Chris Hutmaker
Chip Gibbs
Jake Mendelsohn
Steve Hunsberger
Dmitry Genkin
Soo-Il Lee
Sean Groenewald
Yury Mulman
Annex A-1

APPENDIX A
                               [Date]
RadioShack Corporation
300 RadioShack Circle
MS CF3-307
Fort Worth, TX 76102
Attn: Senior Vice President and Chief Financial Officer
          Re: Overnight Share Repurchase
Ladies and Gentlemen:
     Reference is made to the Overnight Share Repurchase Letter Agreement between you and Bank of America, N.A. dated as of August 5, 2005 (the “Agreement”). Capitalized terms used without definition in this letter have the definitions assigned to them in the Agreement.
     In accordance with Section 4 of the Agreement, the Seller agrees that Company may purchase shares of Common Stock during the Averaging Period subject to the following procedures:
     (i) all such purchases will be made by Banc of America Securities LLC (“BAS”) in accordance with Rule 10b-18(b) or otherwise in a manner that Company and BAS believe is in compliance with applicable requirements;
     (ii) each purchase order Company places with BAS will be an all or nothing order to purchase a minimum of 10,000 shares;
     (iii) Company will pay to BAS a $0.02 per share commission for each share of Common Stock purchased; and
     (iv) Company agrees that, in purchasing shares of Common Stock, BAS may purchase shares of Common Stock for the account of the Seller, which is an affiliate of BAS, other than any single block of 10,000 or more shares of Common Stock, without your prior consent; you acknowledge that, because any orders you place pursuant to the above procedures will be all or nothing orders, other orders to purchase Common Stock (including orders placed by the Seller or BAS) may reduce the number of shares of Common Stock available for purchase and may therefore impact your ability to obtain execution of any such all or nothing orders.

A-1

     We may terminate this letter agreement upon the effectiveness of any change in applicable law or regulation that would cause the procedures set forth herein to impede our ability to execute appropriate trading transactions in relation to our obligations under the Agreement (including, without limitation, Section 3(a) of the Agreement) in a manner consistent with applicable law and regulation.
     Please indicate your agreement to, and acknowledgment of, the above by signing and returning to us a copy of this letter.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written,

RADIOSHACK CORPORATION

By:

Name:
Title:

A-2

APPENDIX B
[Company Letterhead]
Bank of America, N.A.
c/o Banc of America Securities LLC
9 W. 57th Street
New York, New York 10019
Attn: Christopher Hutmaker
               Re: Overnight Share Repurchase
Ladies and Gentlemen:
     In connection with our entry into an Overnight Share Repurchase Letter Agreement dated as of August 5, 2005 (the “Agreement”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) (all defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) during the four full calendar weeks immediately preceding the first day of the Averaging Period (as defined in the Agreement) and the week during which the first day of the Averaging Period occurs:

	Monday’s	Friday’s	Share
	Date	Date	Number
Week 4:
Week 3:
Week 2:
Week 1:
Current Week:
     We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

RADIOSHACK CORPORATION

By:

Name:
Title:

B-1

APPENDIX C
[Form of Supplemental Terms Notice]
Bank of America, N.A.
9 West 57th Street
New York, New York 10019
[date]
RadioShack Corporation
300 RadioShack Circle
MS CF3-307
Fort Worth, TX 76102
Attn: Senior Vice President and Chief Financial Officer
Supplemental Terms Notice – Overnight Share Repurchase
Ladies and Gentlemen:
     Reference is made to the Overnight Share Repurchase Letter Agreement dated as of August 5, 2005 (the “Agreement”) between RadioShack Corporation, a Delaware corporation (the “Company”) and Bank of America, N.A. (the “Seller”). Capitalized terms used in this Supplemental Terms Notice and not otherwise defined shall have the meanings assigned to them in the Agreement.
     Please be advised that the Calculation Agent has determined the following terms relating to the Agreement upon the completion of the Seller’s Initial Hedge:

Cap Price:	U.S. $[ ] per share

Hedge Execution Price:	U.S. $[ ] per share

Premium:	U.S. $[ ]

Premium Payment Date:	[ ]

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:

Name:
Title:

Receipt acknowledged,

RADIOSHACK CORPORATION

By:

Name:
Title:

C-1